Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45139) of Applied Cellular
Technology,  Inc.  of our  report,  dated  March 7, 1997,  on  Applied  Cellular
Technology, Inc. and Subsidiaries, included in Applied Cellular Technology, Inc.'s Form 10-KSB for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

                                               RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
February 23, 1998